UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Colony Financial, Inc. (the “Company”) is filing this Current Report on Form 8-K for the purpose of furnishing to the Securities and Exchange Commission (the “Commission”) certain financial and related information with respect to the Company’s operating results for the three and nine months ended September 30, 2013.

The financial and related information which the Company is filing with the Commission is attached hereto as Exhibit 99.1, and is incorporated herein by reference. All information in Exhibit 99.1 is provided as of the date thereof and the Company does not assume any obligation to update said information in the future.

Item 8.01. Other Events.

The Company is filing this Current Report on Form 8-K for the additional purpose of filing with the Commission, and thereby incorporating into certain registration statements, the financial and related information described above as well as information relating to certain recent developments affecting the Company, described below.

The disclosure contained and incorporated by reference in Item 2.02 is incorporated herein by reference.

Recent Developments

Financing Activities

On August 6, 2013, we obtained a new secured revolving credit facility to replace our existing credit facility. The new credit facility has an initial maximum principal amount of $360 million, subject to certain conditions and limitations. The new credit facility also provides us an option to increase the maximum available principal amount to up to $600 million, subject to certain lender approvals and other customary conditions. Advances under the new credit facility accrue interest at a per annum rate equal to the sum of, at our election, LIBOR plus 2.75% or 3.00%, depending upon our leverage ratio. At September 30, 2013, the applicable spread was 2.75% and we had outstanding borrowings of $74 million bearing weighted average interest at 2.93%. We also pay a commitment fee of 0.5% or 0.4% of the unused amount (0.5% at September 30, 2013), depending upon usage. The initial maturity date of the new credit facility is August 5, 2016, and any amounts outstanding upon maturity will convert automatically to a fully amortizing two-year term loan payable in quarterly installments. In the event of such conversions, the term loan will continue to bear interest at the same rate as the revolving loans from which they were converted.

During the three months and nine months ended September 30, 2013, we sold 718,556 and 1,790,558 shares, respectively, of our common stock under our at-the-market stock offering program (the “ATM Program”) for net offering proceeds of $14.6 million and $38.5 million, respectively, after deducting commissions. We used net proceeds from the offering to make investments or repay amounts outstanding under our credit facility. In October 2013, we sold 111,197 shares of our common stock under the ATM Program for net offering proceeds of $2.2 million after deducting commissions.

Investment Activities

From July 2013 through October 2013, we and a minority unaffiliated investor invested an additional $51 million (of which our share was $42 million) of participating preferred equity in a joint venture to facilitate the acquisition and renovation of approximately 2,700 apartment units in Georgia, Texas and Florida. The sponsor funded $17 million of common equity. The additional investment was made on the same terms as the original investment made in March 2013, which provides a 12% preferred return, 1% issuance fee and a 30% profit participation after the joint venture and the sponsor have each attained a 12% internal rate of return. The common and preferred equity proceeds were used along with financing proceeds to acquire multifamily properties comprising approximately 6,300 units within 16 apartment communities in Georgia, Texas and Florida. Our share of this participating preferred investment entity is 83%, or $97 million.

In July 2013, we and a certain private investment fund or other investment vehicle managed by Colony Capital, LLC, or its affiliates (a “Co-Investment Fund”) originated a $30 million first mortgage loan to finance the acquisition and redevelopment of high-end, single family residential properties in infill coastal Southern California markets. The loan bears a fixed interest rate of 15%, of which 7% may be paid in-kind, and is subject to certain other fees including a 1% origination fee and 0.5% exit fee. The term of the loan is four years. We and the Co-Investment Fund may choose to fund an additional $40 million at our sole discretion. Our share of the investment is 50% and $15 million has been funded to date.

In August 2013, we entered into a joint venture with unaffiliated investors to form a platform to originate short-term, first mortgage loans on multifamily properties. This lending platform was formed in part to take advantage of the void expected to be left by the recently announced multifamily lending curtailment by Government Sponsored Enterprises such as Fannie Mae and Freddie Mac. Subject to various approvals and conditions, we expect to invest approximately $143 million in the joint venture.

In August 2013, we invested $20 million in a joint venture with certain Co-Investment Funds that originated a $40 million junior first mortgage interest secured by a luxury beach resort in Mexico. The loan bears interest at a fixed rate of 11.5%, of which 3% may be paid in-kind and is subject to certain other fees and yield maintenance features. The loan matures in January 2019. Our share of this investment is 50%.

In August 2013, we invested $20 million with a third party joint venture partner to originate a $70 million senior mortgage bridge loan secured by a newly constructed 385-unit off campus student housing property located near Cornell University in Ithaca, New York. The initial funding was $63 million with a $7 million future funding obligation subject to the property achieving certain operating metrics. The $7 million additional funding was advanced to the borrower in October 2013 as the property achieved the threshold operating metrics. The loan bears interest at one-month LIBOR plus 5% with a 0.5% LIBOR floor and matures in September 2015. The loan was funded via a $46 million non-recourse, matched term loan and $24 million from the joint venture. Our share of this investment is 90%.

In September 2013, we invested $16 million in a joint venture with certain Co-Investment Funds that originated two first mortgage loans with a combined unpaid principal balance (“UPB”) of $57 million to recapitalize a partially constructed hotel and residential development project located in St. Barths. One loan secured by the hotel portion of the property has an initial term of five years and bears interest at one-month LIBOR plus 12.25%. The other loan secured by the residential portion of the property has an initial term of two years and bears interest at one-month LIBOR plus 10.25%. The loans are subject to certain cross collateralization and cross default features, a 1% origination fee, a 1% exit fee and yield maintenance. Our share of this investment is 33.3%.

In September 2013, we originated an $11.6 million first mortgage loan secured by a flex office building located near Baltimore, Maryland. The loan bears interest at one-month LIBOR plus 7.25% and is subject to a 1% origination fee and a 1% exit fee. The loan has an initial maturity date of October 2016 and can be extended for a maximum of 24 months, subject to payment of extension fees and satisfaction of debt yield requirements.

In October 2013, we invested $130 million in a joint venture with certain Co-Investment Funds that acquired a portfolio of loans secured by multifamily and senior housing assets. The portfolio included 27 loans, all of which were performing at acquisition, with an aggregate UPB of approximately $194 million. The aggregate purchase price for the portfolio was approximately $177 million, representing 91% of the portfolio’s UPB. Our share of this investment is 73%.

In October 2013, we invested $13 million in a joint venture with certain Co-Investment Funds that consummated a structured transaction with the Federal Deposit Insurance Corporation (“FDIC”). The joint venture acquired an initial 20% managing member equity interest in a newly formed limited liability company created to hold a portfolio of acquired loans, with the FDIC retaining the other 80% equity interest. Additionally, upon return of capital to all parties, the joint venture will receive a 40% equity interest in the entity, with the FDIC retaining the other 60% equity interest. The portfolio included 415 performing and non-performing loans with an aggregate UPB of $199 million, consisting of substantially all first mortgage recourse commercial real estate and acquisition, development and construction loans. The portfolio was effectively acquired at approximately 57% of the portfolio’s UPB. Our share of this investment is 50%.

In October 2013, we originated a $10.4 million first mortgage loan secured by a multi-tenant office building located in Ann Arbor, Michigan. The loan bears an interest rate of one-month LIBOR plus a spread of 7%, and is subject to a 1% origination fee and a 1% exit fee. The mortgage loan has an initial maturity date of November 2015 which can be extended for a maximum of 12 months, subject to payment of extension fees and satisfaction of debt yield requirements.

Dividends Declared and Paid

On September 16, 2013, our Board of Directors declared a dividend of $0.35 per share of common stock and $0.53125 per share of our Series A Cumulative Redeemable Perpetual Preferred Stock for the quarter ended September 30, 2013. Both dividends were paid on October 15, 2013 to stockholders of record on September 30, 2013. As of October 25, 2013, 66,496,079 shares of our common stock were issued and outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Selected financial and related information of the Company for the three and nine months ended September 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2013	COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Selected financial and related information of the Company for the three and nine months ended September 30, 2013